UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 18, 2016
Commission File Number 333-146627

BARON ENERGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	26-0582528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 S. C.M. Allen Parkway
Suite 400
San Marcos, TX  78666
(Address of principal executive offices) (Zip Code)
(512) 392-5775
Registrant's telephone number, including area code
_____________________________________
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: None
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                       Unregistered Sales of Equity Securities.

On October 18, 2016, the board of directors of Baron Energy, Inc. ("our, "us") authorized the issuance of 3,300,000 shares of our common stock to our Chairman, President, and CEO, Ronnie L. Steinocher, in lieu of $33,000 of cash compensation, leaving $42,000 owed through June 30, 2016.  The price per share of $0.01 was based on the average closing price of our common stock for the last five trading days in June 2016.

On October 18, 2016, the board of directors of Baron Energy, Inc. ("our, "us") authorized the issuance of 2,970,000 shares of our common stock to our Executive Vice President and CFO, Lisa P. Hamilton, in lieu of $29,700 of cash compensation, leaving $48,600 owed through June 30, 2016.  The price per share of $0.001 was based on the average closing price of our common stock for the last five trading days in June 2016.

The shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.  The recipient of our securities is an "accredited investor" and he took them for investment purposes without a view to distribution.  Furthermore, he had access to information concerning us and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Item 3.02 to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARON ENERGY, INC.

Date:  October 25, 2016                                                                                                                       By:          s/Ronnie L. Steinocher
        Name:  Ronnie L. Steinocher
Title:    President and Chief Executive Officer